UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 8, 2006

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

26901 Malibu Hills Road
Calabasas Hills, California 91301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(818) 871-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02     RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In a press release dated December 8, 2006, The Cheesecake Factory Incorporated announced that it today filed with the Securities and Exchange Commission all of its outstanding filings, including the Company’s restated financial statements on Form 10-K/A for the fiscal year ended January 3, 2006 and Form 10-Q/A for the quarter ended April 4, 2006; and its Quarterly Reports on Form 10-Q for the quarters ended July 4, 2006 and October 3, 2006.  The Company is now current in its filings and will notify The Nasdaq Stock Market that it is in compliance with the filing requirements for continued listing on The Nasdaq Global Select Market.

In finalizing its restated financial statements for the prior fiscal year, which ended on January 3, 2006, the Company made certain adjustments to the second and third quarter fiscal 2005 financial statements that were provided for comparative purposes in the Company’s press release of November 30, 2006.  These adjustments relate solely to the Company’s accounting treatment of gift cards.  A reconciliation of the adjustments made to the prior year financial statements was attached to the Company’s press release and a comprehensive analysis was provided in the Company’s Annual Report on Form 10-K/A, which was filed today.  The Company also provided consolidated statements of operations for each quarter of fiscal 2005 as an attachment to the press release, for ease of reference.

The full text of the press release is attached as Exhibit 99.1 to this report and is hereby incorporated by reference herein.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibits

99.1         Press release dated December 8, 2006 entitled, “The Cheesecake Factory Completes Filings with the Securities and Exchange Commission”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 11, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON
Michael J. Dixon Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated December 8, 2006 entitled, “The Cheesecake Factory Completes Filings with the Securities and Exchange Commission”